EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on Schedule 13G filed herewith (and any amendments thereto), relating to the common stock of Popular, Inc., a corporation organized under the laws of the Commonwealth of Puerto Rico, is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(c) under the Securities Exchange Act of 1934, as amended, on behalf of each of the undersigned.

This Agreement may be executed in counterparts and each of such counterparts taken together shall constitute one and the same instrument.

Dated this 10th day of June, 2015.

CITADEL ADVISORS LLC By: /s/ Mark Polemeni Mark Polemeni, Authorized Signatory	CITADEL ADVISORS HOLDINGS III LP By: /s/ Mark Polemeni Mark Polemeni, Authorized Signatory
CITADEL GP LLC By: /s/ Mark Polemeni Mark Polemeni, Authorized Signatory	KENNETH GRIFFIN By: /s/ Mark Polemeni Mark Polemeni, attorney-in-fact*

*	Mark Polemeni is signing on behalf of Kenneth Griffin as attorney-in-fact pursuant to a power of attorney previously filed with the Securities and Exchange Commission on January 18, 2013, and hereby incorporated by reference herein. The power of attorney was filed as an attachment to a filing by Citadel Advisors LLC on Schedule 13G for TiVo Inc.